SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2012

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On February 27, 2012, priceline.com Incorporated (“priceline.com”, the "Priceline Group" or the “company”) announced its financial results for the 4th quarter and full-year ended December 31, 2011.  A copy of priceline.com’s consolidated balance sheet at December 31, 2011, consolidated statements of operations for the three and twelve months ended December 31, 2011 and consolidated statement of cash flows for the twelve months ended December 31, 2011, are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2011, consolidated statements of operations for the three and twelve months ended December 31, 2011 and consolidated statement of cash flows for the twelve months ended December 31, 2011 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On February 27, 2012, priceline.com announced its financial results for the 4th quarter and full-year ended December 31, 2011.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that its Booking.com brand now had approximately 195,000 hotels and other accommodations. The company emphasized that many of the newly added properties, especially in highly penetrated markets, are smaller, have fewer rooms and potentially lower average daily rates (“ADRs”) and may appeal to a smaller subset of customers (for example, hostels and B&Bs) and therefore may generate less commission revenue over time.

The company referenced a study published by Eurostat, the statistical office of the European Union (“EU”), that reported 1.6 billion room nights stayed in 2011 in the 27 EU countries. The company noted that the Priceline Group-wide room nights booked in the EU 27 in 2011 represented a “mid-single digit” percentage of that total, though the company's share may be higher or lower in given destinations.

The company noted that ADRs for hotel room night reservations had increased year-over-year during the 4th quarter 2011 on a local currency basis by approximately 2% internationally and by approximately 6% domestically. The company also noted that online advertising expense as a percentage of gross profit in the 4th quarter 2011 was approximately 220 basis points higher than the same period in the prior year primarily as a result of business mix. The company explained that its international business, which relies more on online advertising spend, grew at a faster pace than the company's U.S. business driving the mix impact; the company also noted that its U.S. priceline.com business continues to see an increasing share of its business coming through paid channels. The company indicated that its 4th quarter gross bookings growth was generally strong across all regions with newer markets for Booking.com, namely North America, Asia-Pacific and South America, growing well in excess of the company's consolidated growth rate. The company noted that the Priceline Group's business in Asia is profitable.

The company said that capital expenditures in the 4th quarter and full year-ended December 31, 2011 were approximately $17 million and $47 million, respectively, which represents a meaningful increase from prior year periods.  The company noted that the increase in capital expenditures was principally for additional IT capacity and office build outs to support growth and geographic expansion and that it expected future capital expenditures to also be higher than historical prior year levels as the company continued to support business growth.

The company noted that its forecast for the remainder of the 1st quarter 2012 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.34 U.S. dollars per Euro and that the British Pound/U.S. Dollar exchange rate would be 1.59 U.S. Dollars per British Pound; the company noted that those assumed exchange rates were lower by approximately 3% for the Euro and 2% for the British Pound than average exchange rates for the same period in the prior year.   The company emphasized that volatility in the Euro to U.S. Dollar exchange rate could materially impact the company's earnings expressed in U.S. dollars.

The company explained that its 1st quarter 2012 guidance assumed that the rate of year-over-year increase in hotel ADRs for the 1st quarter would be “flat to up slightly” versus the 4th quarter 2011 for its international hotel service and up by about 5% to 6% for the company's U.S. hotel service.  The company noted that it expected non-GAAP operating income to grow at a slower pace than gross profit mainly due to deleverage in online advertising expense as the company expected to continue to see a trend of the company's business shifting to international and paid online advertising channels. In addition, the company expects margins to be impacted by continued investment in people, offices, IT expenses and increased depreciation expense related to capital expenditures to support business growth.

The company noted that its non-GAAP financial guidance was based upon a non-GAAP diluted share count of approximately 51.7 million shares (which includes a calculation of the assumed economic dilutive impact of the company's outstanding convertible notes and share-based awards), which is based on the company's February 24, 2012 closing stock price of $590.41 per share.

The company emphasized that it expected its year-over-year growth rates to sequentially decelerate in future quarters due to the large scale of the business. The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.  However, the company highlighted that it had seen short-term volatility in its unit growth rates and higher cancellation rates for its international business, which makes it difficult to forecast trends.  The company also noted that it believed that austerity programs and recessionary conditions have had a negative effect on growth rates and ADR trends in southern Europe.

The company explained there were a number of factors that could put pressure on operating margins going forward, including: (a) continued growth in the mix of paid online business; (b) decreases in marketing return on ROIs tied to click costs, pressure on unit economics or conversion; (c) high growth in markets like Asia which are at an earlier stage of development and have lower operating margins compared to more mature markets; and (d) continued investment in geographic expansion and hotel additions, which may provide diminishing returns over time.

 This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company's actual results to differ materially from those described in the forward-looking statements, please refer to the company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

99.1
Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 27, 2012 relating to, among other things, its 4th quarter and year-ended December 31, 2011 earnings. The consolidated balance sheet at December 31, 2011 and consolidated statement of operations for the three and twelve months ended December 31, 2011 and consolidated statement of cash flows for the twelve months ended December 31, 2011 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  February 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 27, 2012 relating to, among other things, its 4th quarter and year-ended December 31, 2011 earnings. The consolidated balance sheet at December 31, 2011 and consolidated statement of operations for the three and twelve months ended December 31, 2011 and consolidated statement of cash flows for the twelve months ended December 31, 2011 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

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